UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2026

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1680 38th Street, Suite 130
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, on July 9, 2025, the Company issued a press release announcing that its board had formed a special committee of independent members to evaluate a business combination opportunity to restructure the Company into an AI native holding company that delivers enhanced AI capabilities to its portfolio companies.

As previously disclosed, on August 5, 2025, the Company issued a press release announcing that it had entered into a non-binding letter of intent (“LOI”) for a proposed business combination between the Company and Thramann Holdings, LLC (“Holdings”). The LOI contemplates a business combination between Auddia and Holdings with Auddia becoming a public holding company trading under a new name and ticker symbol. The transaction would result in the portfolio companies of Holdings and Auddia becoming subsidiaries of the public holding company.

The parties agreed to a 30-day exclusivity period (expiring September 3, 2025) to negotiate a definitive business combination agreement, which will include customary closing conditions such as board and stockholder approvals, regulatory approvals, effectiveness of a registration statement relating to the issuance of Auddia common stock in the business combination and continued listing of the combined company’s common stock on Nasdaq.

The parties have subsequently agreed to several extensions of the exclusivity period under the LOI.

On February 2, 2026, the parties agreed to an additional extension of the exclusivity period (which will now expire on February 16, 2026).

The Company continues to make progress in its merger discussions as it works toward execution of definitive documents. The most recent extension was entered into in order to permit the special committee's fairness opinion provider to update its analysis given the time required for the parties to negotiate the definitive transaction documents.

The Company expects that the special committee’s process for consideration of the proposed business combination will be completed on or before February 16, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

February 2, 2026	By:	/s/ John E. Mahoney
Name: John E. Mahoney
Title: Chief Financial Officer

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